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Item 14

EXHIBIT 21                 Company Subsidiaries

                                          Jurisdiction of                       Year
         Name                              Organization                     Incorporated
         ----                              ------------                     ------------

IRT Management Company                        Georgia                           1990

VW Mall, Inc.                                 Georgia                           1994

IRT Alabama, Inc.                             Alabama                           1997

IRT Capital Corporation                       Georgia                           1996

IRT Partners L.P.                             Georgia                           1998


         All are wholly-owned subsidiaries of the Company except IRT Capital Corporation ("Capital Corporation") and IRT Partners L.P. ("LP"). The Company owns 96% of Capital Corporation's non-voting common stock and 1% of its voting stock. The Company and IRT Management Company combined, own 92.5% of IRT Partners L.P.